
<ARTICLE> 5
<LEGEND> This Schedule contains summary financial information extracted from the consolidated balance sheets and consolidated statements of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>               6-MOS
<FISCAL-YEAR-END>           JUL-31-1995
<PERIOD-END>                JAN-31-1995
<CASH>                            9,508
<SECURITIES>                      5,476
<RECEIVABLES>                     6,898<F1>
<ALLOWANCES>                      2,568
<INVENTORY>                           0
<CURRENT-ASSETS>                      0
<PP&E>                          682,333
<DEPRECIATION>                   56,189
<TOTAL-ASSETS>                  677,730<F2>
<CURRENT-LIABILITIES>                 0
<BONDS>                          96,353
<COMMON>                        612,515
<PREFERRED-MANDATORY>                 0
<PREFERRED>                           0
<OTHER-SE>                      (44,665)
<TOTAL-LIABILITY-AND-EQUITY>    677,730<F3>
<SALES>                               0
<TOTAL-REVENUES>                 62,023
<CGS>                                 0
<TOTAL-COSTS>                    29,376
<OTHER-EXPENSES>                  1,172
<LOSS-PROVISION>                    369
<INTEREST-EXPENSE>                    0
<INCOME-PRETAX>                  31,106
<INCOME-TAX>                          0
<INCOME-CONTINUING>              31,106
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                     31,106
<EPS-PRIMARY>                       .59
<EPS-DILUTED>                         0

<F1> Notes and Accounts Receivable - Trade is Net of Allowances
     for Doubtful Accounts.
<F2> Other Assets not shown are:  Mortgages and Notes Receivable,
     Other Receivables, Prepaid Expenses and Deferred Charges, Other Assets which total $29,704.
<F3> Additional Liabilities not shown are: Other Liabilities, and
     Tenants' Security Deposits which total $13,527.


